Saga Communications, Inc. Reports 3rd Quarter and Year-To-Date 2019 Results Net Income for the Nine-Month Period Ended September 30, 2019 is Flat with the Same Period in 2018

GROSSE POINTE FARMS, Mich., Nov. 7, 2019 /PRNewswire/ -- Saga Communications, Inc. (Nasdaq: SGA) today reported net revenue of $31.3 million for the quarter compared to $31.7 million for the same quarter last year. Gross Revenue was flat with last year for the quarter net of $96 thousand of political revenue this quarter and $486 thousand of political revenue for the same period last year. Station operating expense increased $171 thousand to $23.6 million and operating income decreased $520 thousand to $4.8 million compared to $5.3 million for the same period last year. Net Income decreased $361 thousand to $3.3 million for the quarter. Diluted earnings per share were $0.56/share in the third quarter of 2019 compared to $0.62/share during the same period in 2018. Free cash flow decreased $697 thousand to $4.5 million for the quarter ended September 30, 2019, with $385 thousand of the decrease due to a reduction in the Company's deferred tax provision.

On a same station basis for the quarter ended September 30, 2019 net revenue decreased $1.4 million to $30.3 million. Operating expense decreased $779 thousand to $22.7 million while operating income decreased $593 thousand to $4.7 million.

Net income for the nine-month period ended September 30, 2019 was flat with the same period last year at $9.4 million. Net revenue decreased $610 thousand to $91.3 million. Gross Revenue was flat with last year for the nine-month period net of $351 thousand of political revenue this year and $1.3 million of political revenue for the same period last year. Station operating expense decreased $324 thousand to $69.6 million and operating income decreased $299 thousand to $13.4 million compared to $13.7 million for the same period last year. Diluted earnings per share were $1.59/share for the nine-month period in 2019 compared to $1.58/share during the same period in 2018. Free cash flow decreased $810 thousand to $12.7 million for the nine-month period ended September 30, 2019, with $780 thousand of the decrease due to a reduction in the Company's deferred tax provision.

On a same station basis for the nine-month period ended September 30, 2019 net revenue decreased $3.8 million to $88.1 million. Operating expense decreased $3.0 million to $66.9 million while operating income decreased $717 thousand to $13.0 million.

The Company had $41.1 million in cash on hand as of September 30, 2019 and $42.3 million as of November 4, 2019. The Company's total bank debt was $10 million as of the end of the quarter. Including the recent $0.30 per share dividend which was paid on October 11, 2019, the Company will have paid almost $68 million in dividends since December 3, 2012.

Capital expenditures in the third quarter were flat with the same period last year at $1.5 million. For the nine-month period capital expenditures were $4.7 million compared to $4.5 million last year. The Company expects to spend approximately $5.5 - 6.0 million for capital expenditures during 2019.

Saga's 2019 3rd Quarter conference call will be on Thursday, November 7, 2019 at 11:00 a.m. EST. The dial-in number for the call is 973/528-0008. Enter conference code 152645. A transcript of the call will be posted to the Company's website as soon as it is available after the call.

The Company requests that all parties that have a question that they would like to submit to the Company to please email the inquiry by 10:00 a.m. EST on November 7, 2019 to SagaIR@sagacom.com. The Company will discuss, during the limited period of the conference call, those inquiries it deems of general relevance and interest. Only inquiries made in compliance with the foregoing will be discussed during the call.

The attached Selected Supplemental Financial Data tables disclose "actual", "same station", and "proforma" information as well as the Company's trailing twelve-month consolidated EBITDA. The "actual" amounts reflect our historical financial results and include the results of operations for stations that we did not own for the entire comparable period. The "same station" amounts reflect only the results of operations for stations that we owned for the entire comparable period. The "proforma" amounts assume all acquisitions in 2018 and 2019 occurred as of January 1, 2018.

Saga utilizes certain financial measures that are not calculated in accordance with generally accepted accounting principles (GAAP) to assess its financial performance. Such non-GAAP measures include same station financial information, free cash flow, trailing 12-month consolidated EBITDA, and consolidated net leverage ratio. These non-GAAP measures are generally recognized by the broadcasting industry as measures of performance and are used by Saga to assess its financial performance including, but not limited to, evaluating individual station and market-level performance, evaluating overall operations, as a primary measure for incentive-based compensation of executives and other members of management and as a measure of financial position. Saga's management believes these non-GAAP measures are used by analysts who report on the industry and by investors to provide meaningful comparisons between broadcasting groups, as well as an indicator of their market value. These measures are not measures of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not as a substitute for the results of operations presented on a GAAP basis including net operating revenue, operating income, and net income. Reconciliations for all of the non-GAAP financial measures to the most directly comparable GAAP measure are attached in the Selected Consolidated and Supplemental Financial Data tables.

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "believes," "expects," "anticipates," "guidance" and similar expressions are intended to identify forward-looking statements. Key risks, including risks associated with Saga's ability to effectively integrate the stations it acquires and the impact of federal regulation on Saga's business, are described in the reports Saga periodically files with the U.S. Securities and Exchange Commission, including Item 1A of our Annual Report on Form 10-K. Readers should note that these statements may be impacted by several factors, including national and local economic changes and changes in the radio and television broadcast industry in general, as well as Saga's actual performance. Results may vary from those stated herein and Saga undertakes no obligation to update the information contained here.

Saga is a broadcasting company whose business is devoted to acquiring, developing and operating broadcast properties. Saga owns or operates broadcast properties in 27 markets, including 79 FM radio stations, 34 AM radio stations and 77 metro signals. For additional information, contact us at (313) 886-7070 or visit our website at www.sagacom.com.

Saga Communications, Inc.
Selected Consolidated Financial Data
For The Three and Nine Months Ended
September 30, 2019 and 2018
(amounts in 000's except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Operating Results
Net operating revenue	$ 31,274	$ 31,648	$ 91,281	$ 91,891
Station operating expense	23,600	23,429	69,642	69,966
Corporate general and administrative	2,788	2,813	8,179	8,205
Other operating expense, net	85	85	86	47
Operating income	4,801	5,321	13,374	13,673
Interest expense	180	243	572	717
Interest income	(162)	(167)	(485)	(444)
Other income, net	(11)	(25)	(11)	(25)
Income before income tax expense	4,794	5,270	13,298	13,425
Income tax expense	1,460	1,575	3,860	4,030
Net income	$ 3,334	$ 3,695	$ 9,438	$ 9,395

Basic earnings per share	$ 0.56	$ 0.62	$ 1.59	$ 1.58
Diluted earnings per share	$ 0.56	$ 0.62	$ 1.59	$ 1.58

Weighted average common shares	5,834	5,822	5,840	5,833
Weighted average common and common
equivalent shares	5,834	5,822	5,840	5,833

Free Cash Flow
Net income	$ 3,334	$ 3,695	$ 9,438	$ 9,395
Plus: Depreciation and amortization:
Radio Stations	1,637	1,603	4,894	4,789
Corporate	71	71	214	209
Deferred tax provision	400	785	1,100	1,880
Non-cash compensation	532	570	1,656	1,675
Other operating expense, net	85	85	86	47
Other income, net	(11)	(25)	(11)	(25)
Less: Capital expenditures	(1,505)	(1,544)	(4,667)	(4,450)
Free cash flow	$ 4,543	$ 5,240	$ 12,710	$ 13,520

			September 30,
			2019	2018
Balance Sheet Data
Working capital			$ 46,234	$ 57,828
Net fixed assets			59,234	56,152
Net intangible assets and other assets			126,325	114,848
Total assets			248,999	242,561
Long-term debt			10,000	20,000
Stockholders' equity			190,403	184,158

Saga Communications, Inc.
Selected Supplemental Financial Data
For the Three Months Ended
September 30, 2019 and 2018
(amounts in 000's except per share data)
(Unaudited)

	Actual		Same Station (1)		Pro Forma (2)
	Three Months Ended		Three Months Ended		Three Months Ended
	September 30,		September 30,		September 30,
	2019	2018	2019	2018	2019	2018
Consolidated
Net operating revenue	$ 31,274	$ 31,648	$ 30,251	$ 31,648	$ 31,274	$ 32,772
Station operating expense	23,600	23,429	22,650	23,429	23,600	24,321
Corporate general and administrative	2,788	2,813	2,788	2,813	2,788	2,813
Other operating expense, net	85	85	85	85	85	85
Operating income	4,801	5,321	$ 4,728	$ 5,321	4,801	5,553
Interest expense	180	243			180	243
Interest income	(162)	(167)			(162)	(167)
Other income, net	(11)	(25)			(11)	(25)
Income before income tax expense	4,794	5,270			4,794	5,502
Income tax expense	1,460	1,575			1,460	1,644
Net income	$ 3,334	$ 3,695			$ 3,334	$ 3,858

Basic earnings per share	$ 0.56	$ 0.62			$ 0.56	$ 0.65
Diluted earnings per share	$ 0.56	$ 0.62			$ 0.56	$ 0.65

	Actual		Same Station (1)		Pro Forma (2)
	Three Months Ended		Three Months Ended		Three Months Ended
	September 30,		September 30,		September 30,
	2019	2018	2019	2018	2019	2018
Depreciation and amortization
by segment
Radio Stations	$ 1,637	$ 1,603	$ 1,488	$ 1,603	$ 1,637	$ 1,732
Corporate	71	71	71	71	71	71
	$ 1,708	$ 1,674	$ 1,559	$ 1,674	$ 1,708	$ 1,803

(1)	Same station includes only the results of stations we owned and operated for the entire comparable period.
(2)	Pro Forma results assume all acquisitions in 2019 and 2018 occurred as of January 1, 2018.

Saga Communications, Inc.
Selected Supplemental Financial Data
For the Nine Months Ended
September 30, 2019 and 2018
(amounts in 000's except per share data)
(Unaudited)

	Actual		Same Station (1)		Pro Forma (2)
	Nine Months Ended		Nine Months Ended		Nine Months Ended
	September 30,		September 30,		September 30,
	2019	2018	2019	2018	2019	2018
Consolidated
Net operating revenue	$ 91,281	$ 91,891	$ 88,146	$ 91,891	$ 91,281	$ 95,220
Station operating expense	69,642	69,966	66,925	69,966	69,642	72,617
Corporate general and administrative	8,179	8,205	8,179	8,205	8,179	8,205
Other operating expense, net	86	47	86	47	86	47
Operating income	13,374	13,673	$ 12,956	$ 13,673	13,374	14,351
Interest expense	572	717			572	717
Interest income	(485)	(444)			(485)	(444)
Other income, net	(11)	(25)			(11)	(25)
Income before income tax expense	13,298	13,425			13,298	14,103
Income tax expense	3,860	4,030			3,860	4,233
Net income	$ 9,438	$ 9,395			$ 9,438	$ 9,870

Basic earnings per share	$ 1.59	$ 1.58			$ 1.59	$ 1.66
Diluted earnings per share	$ 1.59	$ 1.58			$ 1.59	$ 1.66

	Actual		Same Station (1)		Pro Forma (2)
	Nine Months Ended		Nine Months Ended		Nine Months Ended
	September 30,		September 30,		September 30,
	2019	2018	2019	2018	2019	2018
Depreciation and amortization
by segment
Radio Stations	$ 4,894	$ 4,789	$ 4,477	$ 4,789	$ 4,894	$ 5,184
Corporate	214	209	214	209	214	209
	$ 5,108	$ 4,998	$ 4,691	$ 4,998	$ 5,108	$ 5,393

(1)	Same station includes only the results of stations we owned and operated for the entire comparable period.
(2)	Pro Forma results assume all acquisitions in 2019 and 2018 occurred as of January 1, 2018.

Saga Communications, Inc.
Selected Supplemental Financial Data
September 30, 2019
(amounts in 000's except ratios)
(Unaudited)

		Less:	Plus:		Trailing
	12 Mos Ended	9 Mos Ended	9 Mos Ended	Add:	12 Mos Ended
	December 31,	September 30,	September 30,	Proforma	September 30,
	2018	2018	2019	Acquisitions (2)	2019
Trailing 12 Month Consolidated Earnings Before Interest,
Taxes, Depreciation and Amortization ("EBITDA") (1)
Net income	$ 13,690	$ 9,395	$ 9,438	$ 93	$ 13,826
Exclusions:
Gain (loss) on sale of assets	(61)	(47)	(86)	-	(100)
Other gains and (losses)	23	25	11	-	9
Interest income	631	444	485	-	672
Other	(107)	58	239	-	74
Total exclusions	486	480	649	-	655
Consolidated adjusted net income (1)	13,204	8,915	8,789	93	13,171
Plus: Interest expense	946	717	572	-	801
Income tax expense	5,700	4,030	3,860	41	5,571
Depreciation & amortization expense	6,786	4,998	5,108	133	7,029
Non-cash stock based compensation expense	2,201	1,675	1,656	-	2,182
Trailing twelve month consolidated EBITDA (1)	$ 28,837	$ 20,335	$ 19,985	$ 267	$ 28,754

Total long-term debt, including current maturities					$ 10,000
Divided by trailing twelve month consolidated EBITDA (1)					$ 28,754
Leverage ratio					0.35

(1) As defined in the Company's credit facility.
(2) Trailing 12 Month Adjustment

Saga Communications, Inc.
Selected Financial Data Non-GAAP Disclosures
For the Three and Nine Months Ended
September 30, 2019 and 2018
(amounts in 000's)
(Unaudited)

Reconciliation of Actual Information to Same Station Operating Income

		Adjustment			Adjustment
	Actual	For Acquisitions	Same Station	Actual	For Acquisitions	Same Station
	Three Months	and Dispositions	Three Months	Three Months	and Dispositions	Three Months
	Ended	Not Included in	Ended	Ended	Not Included in	Ended
	September 30,	Entire Comparable	September 30,	September 30,	Entire Comparable	September 30,
	2019	Period	2019	2018	Period	2018
Consolidated
Net operating revenue	$ 31,274	$ (1,023)	$ 30,251	$ 31,648	$ -	$ 31,648
Station operating expense	23,600	(950)	22,650	23,429	-	23,429
Corporate general and administrative	2,788	-	2,788	2,813	-	2,813
Other operating expense, net	85	-	85	85	-	85
Operating income	$ 4,801	$ (73)	$ 4,728	$ 5,321	$ -	$ 5,321

Depreciation and amortization	$ 1,708	$ (149)	$ 1,559	$ 1,674	$ -	$ 1,674

		Adjustment			Adjustment
	Actual	For Acquisitions	Same Station	Actual	For Acquisitions	Same Station
	Nine Months	and Dispositions	Nine Months	Nine Months	and Dispositions	Nine Months
	Ended	Not Included in	Ended	Ended	Not Included in	Ended
	September 30,	Entire Comparable	September 30,	September 30,	Entire Comparable	September 30,
	2019	Period	2019	2018	Period	2018
Consolidated
Net operating revenue	$ 91,281	$ (3,135)	$ 88,146	$ 91,891	$ -	$ 91,891
Station operating expense	69,642	(2,717)	66,925	69,966	-	69,966
Corporate general and administrative	8,179	-	8,179	8,205	-	8,205
Other operating expense, net	86	-	86	47	-	47
Operating income	$ 13,374	$ (418)	$ 12,956	$ 13,673	$ -	$ 13,673

Depreciation and amortization	$ 5,108	$ (417)	$ 4,691	$ 4,998	$ -	$ 4,998

CONTACT: Samuel D. Bush, 313/886-7070